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                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-13281 and 333-87193 of Cox Radio, Inc. on Form S-8 and Registration Statement No. 333-35398 of Cox Radio, Inc., Cox Radio Trust I and Cox Radio Trust II on Form S-3 of our report dated September 22, 2000 (relating to the combined statement of assets acquired of KKBQ-FM Pasadena, Texas and KLDE-FM Houston, Texas and the related combined statement of revenues and direct operating expenses) appearing in this Current Report on Form 8-K of Cox Radio, Inc.


/s/ Deloitte & Touche LLP

Atlanta, Georgia
November 8, 2000